UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2013

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On August 7, 2013, Lehigh Gas Partners LP and certain of its subsidiaries (the “Partnership”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Rogers Petroleum, Inc. and its affiliates (collectively, the “Sellers”) pursuant to which the Partnership will purchase fourteen (14) motor fuel stations, assume the leases for three (3) additional motor fuel stations, and purchase the “Zoomerz” trademark and certain other assets and equipment at the 17 sites (the “Assets”) which are held or used by the Sellers in connection with their motor fuels business and their related convenience store business located in eastern Tennessee.  The total consideration to be paid for the Assets is $21.125 million (the “Purchase Price”), $950,000 of which will be paid as a security deposit within three (3) days after the Purchase Agreement was executed.  The Purchase Agreement contains conditions to closing, as more fully described below.  Following the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”), the Sellers will continue to operate certain portions of its business relating to sales of wholesale petroleum products (“Wholesale Fuel Distribution Business”).

As part of transactions contemplated by the Purchase Agreement, Lehigh Gas-Ohio, LLC (“LGO”), an entity managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the board of directors of Lehigh Gas GP LLC, the general partner of the Partnership (the “GP”), entered into an asset purchase agreement with the Sellers to acquire the retail assets (including fuel and merchandise inventory) related to the Assets being acquired by the Partnership.  Subsequent to the Closing, the Partnership and LGO will enter into a lease agreement for the seventeen (17) sites and a fuel distribution agreement (collectively, the “LGO Agreements”).  The Conflicts Committee of the GP determined that split of the consideration payable by the Partnership and by LGO to Rogers and the terms and conditions of the LGO Agreements are fair and reasonable to the Partnership.

The Closing is scheduled to occur in the third quarter (the “Closing Date”).  If either the Partnership or the Sellers breaches the Purchase Agreement and fails to cure such breach within the time prescribed in the Purchase Agreement, then the non-breaching party is entitled to receive $950,000 from the breaching party as liquidated damages for such breach.

In the event that, within forty-five days after the date upon which the Purchase Agreement is executed, the Partnership discovers any Inspection Defects (as defined in the Purchase Agreement), then the Partnership may elect to exclude from the Purchase Agreement the Asset affected by the Inspection Defect and reduce the Purchase Price based upon the portion of the Purchase Price allocated to such Asset.  If more than four of the sites to be conveyed have an Inspection Defect, then the Partnership may terminate the Purchase Agreement without further obligation.

In connection with the Purchase Agreement, the Sellers and certain principals of the Sellers have agreed to enter into a non-compete agreement whereby, subject to certain exceptions, such parties will agree not to own or operate retail motor fuel facilities and convenience stores in the geographic area surrounding the Assets for a five (5) year period after the Closing, or (b) solicit or hire any of the Partnership’s or its affiliates’ employees during such time period.  The Partnership, for five (5) years after the Closing Date, has agreed not to sell or attempt to sell wholesale fuel products to certain of Sellers’ branded accounts existing as of the Closing Date or solicit the Sellers’ employees working in its Wholesale Fuel Distribution Business.  The Partnership has a right of first offer on Sellers’ Wholesale Fuel Distribution Business for five (5) years after the Closing Date.

The Purchase Agreement contains customary representations, warranties, agreements and obligations of the parties, and termination and indemnity provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and are incorporated into this report by reference. The registrant has omitted schedules, exhibits and similar attachments to the Purchase Agreement pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish a copy of any omitted schedule, exhibit or similar attachment to the SEC upon request.

The Purchase Agreement and the above description of the Purchase Agreement have been included to provide investors and unitholders with information regarding the terms of the Purchase Agreement.  It is not intended to provide any other factual information about the Partnership, the Sellers, or their respective subsidiaries or affiliates.  The Purchase Agreement contains representations and warranties of each of the Partnership, on the one hand, and the Sellers, on the other hand, made solely for the benefit of the other.  The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement.  The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement.  Moreover, the representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Partnership, on the one hand, and the Sellers, on the other hand.

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 8, 2013, the Partnership issued a press release announcing the results of operations for the Partnership and its Predecessor for the quarter ended June 30, 2013.  The press release, attached hereto as Exhibit 99.1 and incorporated by reference herein, is being furnished to the SEC and shall not be deemed to be “filed” for any purpose.

Item 8.01 OTHER EVENTS

On August 7, 2013, the Partnership issued a press release announcing the entry into the Purchase Agreement as described in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit have been filed or furnished with this report:

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated August 7, 2013, by and between Lehigh Gas Partners LP and certain of its subsidiaries on the one part and Rogers Petroleum, Inc. and its affiliates on the other part.
99.1	Press Release dated August 8, 2013
99.2	Press Release dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP
	By:	Lehigh Gas GP LLC
its general partner
Dated: August 8, 2013	By:	/s/ Mark L. Miller
		Name:	Mark L. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated August 7, 2013, by and between Lehigh Gas Partners LP and certain of its subsidiaries on the one part and Rogers Petroleum, Inc. and its affiliates on the other part.
99.1	Press release dated August 8, 2013, regarding the Partnership’s earnings.
99.2	Press Release dated August 7, 2013, regarding the Asset Purchase Agreement.